FOR IMMEDIATE RELEASE

Yadkin Financial Corporation Reports Record Earnings
in the Second Quarter of 2016

RALEIGH, N.C., July 21, 2016 – Yadkin Financial Corporation (NYSE: YDKN) ("Yadkin" or the "Company"), the parent company of Yadkin Bank, today announced financial results for the second quarter ended June 30, 2016.

"We are pleased to report the Company achieved record net income and net operating earnings in the second quarter of 2016," announced Scott Custer, Yadkin's CEO. "The strong performance reflects the impact of the acquisition of NewBridge Bancorp earlier this year and robust growth within the entire branch network."

Second Quarter 2016 Performance Highlights

•
Net income available to common shareholders totaled $17.4 million, or $0.34 per diluted share, in Q2 2016 compared to $0.20 per diluted share in Q1 2016 and $0.33 per diluted share in Q2 2015. Net operating earnings available to common shareholders, which excludes certain non-operating income and expenses, improved to $21.2 million, or $0.41 per diluted share, in Q2 2016 from $0.39 per diluted share in Q1 2016 and $0.38 per diluted share, in Q2 2015.

•
Annualized return on average equity was 7.05 percent in Q2 2016, compared to 4.42 percent in Q1 2016 and 7.71 percent in Q2 2015. Annualized return on average tangible common equity was 11.89 percent in Q2 2016 compared to 7.18 percent in Q1 2016 and 11.90 percent in Q2 2015. Annualized net operating return on average tangible common equity increased to 14.35 percent in Q2 2016 from 13.14 percent in Q1 2016 and 11.94 in Q2 2015.

•
The efficiency ratio, the ratio of expenses to total revenues, improved to 63.5 percent in Q2 2016 from 75.4 percent in Q1 2016 and 64.5 percent in Q2 2015. The operating efficiency ratio improved to 55.5 percent in Q2 2016 from 58.1 percent in Q1 2016 and 60.0 percent in Q2 2015.

•	On an annualized basis, net charge-offs were 0.07 percent of average loans during Q2 2016, compared to 0.15% during Q1 2016.

•
Shareholder's equity totaled $1.00 billion as of June 30, 2016, compared to $984.6 million as of March 31, 2016. Tangible common equity to tangible assets was 8.94 percent as of June 30, 2016, compared to 8.72 percent as of March 31, 2016.

Acquisition of NewBridge Bancorp

On March 1, 2016, the Company completed its acquisition of NewBridge Bancorp (“NewBridge”), pursuant to an Agreement and Plan of Merger, dated October 12, 2015 (the "NewBridge Merger"). Following the NewBridge Merger, the Company is currently the fourth largest bank headquartered in North Carolina and ranks first by North Carolina deposit market share among community banks. The Company now operates 100 full-service banking locations in its North Carolina and South Carolina banking network and has a significant presence in all major North Carolina markets, including Charlotte, the Raleigh-Durham-Chapel Hill Triangle, the Piedmont Triad, and Wilmington. The Company plans to complete the NewBridge systems integration in September 2016. The NewBridge Merger added $2.1 billion in loans, $2.0 billion in deposits, and resulted in significant changes across most balance sheet categories. Additionally, since the merger was effective on March 1, 2016, the Company's results of operations for the first quarter reflect the impact of NewBridge for only one month. As a result, the Company's quarterly and year-to-date 2016 financial results may not be comparable to financial results in prior periods.

Results of Operations and Asset Quality

Net interest income totaled $63.5 million in the second quarter of 2016, which was a significant increase from $48.0 million in the first quarter of 2016. This increase was due to the full quarter impact of NewBridge's interest-earning assets as well as organic loan growth. Net interest margin decreased from 4.05 percent in the first quarter of 2016 to 3.94 percent in the second quarter of 2016, primarily due to lower-yielding acquired NewBridge loans and lower investment securities yields. Core net interest margin, which excludes the impact of accretion income on net interest income, was 3.63 percent in the second quarter of 2016, compared to 3.70 percent in the first quarter of 2016.

Net accretion income on acquired loans totaled $4.8 million in the second quarter of 2016, which consisted of $723 thousand of net accretion on purchased credit-impaired ("PCI") loans and $4.1 million of accretion income on purchased non-impaired loans. Net accretion income on acquired loans in the first quarter of 2016 totaled $3.6 million, which included $1.1 million of net accretion on PCI loans and $2.4 million of net accretion income on purchased non-impaired loans. Net accretion income on purchased non-impaired loans included $1.9 million of accelerated accretion due to principal prepayments in the second quarter of 2016 compared to $767 thousand in the first quarter of 2016. Higher non-PCI accretion income during the second quarter of 2016 reflected the full quarter impact of the NewBridge Merger.

Provision for loan losses was $2.3 million in the second quarter of 2016 compared to $1.9 million in the first quarter of 2016.The following table summarizes changes in the allowance for loan losses ("ALLL") for the quarters presented.

(Dollars in thousands)	Non-PCI Loans	PCI Loans	Total

Q2 2016
Balance at April 1, 2016	$9,453	$778	$10,231
Net charge-offs	(896)	—	(896)
Provision for loan losses	2,307	(9)	2,298
Balance at June 30, 2016	$10,864	$769	$11,633

Q1 2016
Balance at January 1, 2016	$8,447	$1,322	$9,769
Net charge-offs	(1,413)	—	(1,413)
Provision for loan losses	2,419	(544)	1,875
Balance at March 31, 2016	$9,453	$778	$10,231

The ALLL was $11.6 million, or 0.22 percent of total loans as of June 30, 2016, compared to $10.2 million, or 0.20 percent of total loans, as of March 31, 2016. The increase in ALLL to total loans was primarily due to current origination activity. The adjusted ALLL, a non-GAAP metric that includes the ALLL as well as net acquisition accounting fair value adjustments for acquired loans, declined from 1.50 percent of total loans as of March 31, 2016 to 1.41 percent as of June 30, 2016. The decline in the adjusted ALLL ratio was due to improvements in historical loss rates used in the Company's ALLL model.

The provision for loan losses on non-PCI loans decreased by $112 thousand in the second quarter of 2016, primarily due to lower net charge-offs, which totaled $896 thousand in the second quarter of 2016 and $1.4 million in the first quarter of 2016. The annualized net charge-off rate was 0.07 percent of average loans the second quarter of 2016, a decline from 0.15 percent in the first quarter of 2016. The provision credit recorded on PCI loans decreased by $535 thousand on a linked-quarter basis, the result of significantly improved estimated cash flows on certain PCI loan pools during the first quarter of 2016.

Nonperforming loans, which include nonaccrual loans and loans past due 90 days or more and still accruing, as a percentage of total loans increased to 0.94 percent as of June 30, 2016 from 0.83 percent as of March 31, 2016. Total nonperforming assets (which include nonperforming loans and foreclosed assets) as a percentage of total assets similarly increased to 1.08 percent as of June 30, 2016 from 0.83 percent as of March 31, 2016. The Company's nonperforming asset ratio increased from a higher level of nonaccrual loans, a delinquent purchased receivables balance, and higher other real estate balances.

Non-interest income totaled $15.6 million in the second quarter of 2016, an increase from $11.4 million in the first quarter of 2016. Service charges and fees on deposit accounts increased by $1.6 million primarily due to the addition of acquired NewBridge deposit accounts. Mortgage banking income generated $3.9 million during the second quarter of 2016 compared to $1.6 million during the first quarter of 2016 as a result of strong local housing markets within the Company's footprint, a favorable interest rate environment for mortgage activity, and a $1.2 million gain recorded on a forward commitment to sell a portfolio of conforming residential mortgage loans. Government-guaranteed, small business lending income, which includes gains on sales of the guaranteed portion of certain U.S. Small Business Administration ("SBA") loans as well as servicing fees on previously sold SBA loans, contributed $2.7 million to non-interest income in the second quarter of 2016 compared to $3.1 million during the first quarter of 2016.

Non-interest expense totaled $50.2 million in the second quarter of 2016, an increase from $44.8 million in the first quarter of 2016, primarily due to the full-quarter impact of the NewBridge operating costs. Salaries and employee benefits, occupancy and equipment, data processing, and other non-interest expense categories all increased as a result of the NewBridge Merger, which added employees, branch and other facilities, and equipment to the Company's expense base. Personnel-related expenses increased 27.2 percent in the second quarter of 2016, while occupancy expenses increased 32.2 percent over the first quarter of 2016, which had included a single month of post-merger operating expenses. Merger and conversion costs declined $3.8 million in the second quarter of 2016, and include various professional fees, personnel, data processing, technology, and other expenses related to the NewBridge Merger.

The Company's efficiency ratio was 63.5 percent in the second quarter of 2016, compared to 75.4 percent in the first quarter of 2016. Operating efficiency ratio, which excludes gains on sales of available for sale securities, the gain from the sale of an ancillary line of business during second quarter of 2016, merger and conversion costs and restructuring charges, was 55.5 percent in the second quarter of 2016 and 58.1 percent in the first quarter of 2016. Execution of the branch consolidation plan (10 branches were closed in late Q2 2016 and 2 branches are scheduled to close in late Q3 2016), closures of two non-branch locations (scheduled for Q3 2016), and completion of the systems integration (scheduled for September 2016) should enable the Company to fully realize the cost savings and operational leverage that the NewBridge Merger provides. Management believes the majority of projected cost savings will be achieved by the end of Q3 2016 with remaining savings to be realized in Q4 2016 and Q1 2017.

Income tax expense totaled $9.2 million in the second quarter of 2016 compared to $4.9 million in the first quarter of 2016. The Company's effective tax rate declined to 34.6 percent in the second quarter of 2016, from 38.7 percent in the first quarter of 2016, primarily due to the impact of significant non-deductible merger expenses recorded during the first quarter of 2016.

Dividend Information

On July 20, 2016, Yadkin's Board of Directors declared a regular quarterly cash dividend of $0.10 per share on its issued and outstanding shares of unrestricted common stock, payable on August 18, 2016 to shareholders of record on August 11, 2016.

****

Yadkin Financial Corporation is the bank holding company for Yadkin Bank, a full-service state-chartered community bank providing services in 100 branches across North Carolina and upstate South Carolina. Serving over 130,000 customers, the Company has assets of $7.5 billion. The Bank’s primary business is providing banking, mortgage, investment, and insurance services to consumers and businesses across the Carolinas. The Bank provides SBA lending services through its Government Guaranteed Lending division, headquartered in Charlotte, NC, and mortgage lending services through Yadkin Mortgage, headquartered in Greensboro, NC. Yadkin Financial Corporation’s website is www.yadkinbank.com. Yadkin Financial Corporation's common stock is traded on the NYSE under the symbol YDKN.

Conference Call

The previously scheduled conference call to review Yadkin's second quarter 2016 earnings at 10:00 a.m. Eastern Time has been canceled.  Instead, Yadkin Financial Corporation will participate in a joint conference call at 2:00 p.m. Eastern Time regarding the announcement of a proposed plan of merger, as described in a separate joint press release.

Non-GAAP Financial Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Yadkin management uses non-GAAP financial measures, including: (i) net operating earnings available to common shareholders; (ii) pre-tax, pre-provision operating earnings; (iii) operating non-interest expense, (iv) operating efficiency ratio, (v) adjusted allowance for loan losses to loans; and (vi) tangible common equity, in its analysis of the Company's performance. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, a one-time branch sale gain, merger and conversion costs, restructuring charges, income tax expense from the change in future state tax rates, and the income tax effect of adjustments. Pre-tax, pre-provision operating earnings excludes the following from net income: provision for loan losses, income tax expense, securities gains and losses, a one-time branch sale gain, merger and conversion costs, and restructuring charges. Operating non-interest expense excludes merger and conversion costs and restructuring charges from non-interest expense. The operating efficiency ratio excludes a one-time branch sale gain, securities gains and losses, merger and conversion costs, and restructuring charges from the efficiency ratio. Adjusted allowance for loan losses adds net acquisition accounting fair value discounts to the allowance for loan losses. Tangible common equity excludes preferred stock as well as goodwill and other intangible assets, net, from shareholders' equity.

Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Yadkin performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, risks relating to any proposed mergers, reduced earnings due to larger than expected credit losses in the sectors of our loan portfolio secured by real estate due to economic factors, including declining real estate values, increasing interest rates, increasing unemployment, or changes in payment behavior or other factors; reduced earnings due to larger credit losses because our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; the rate of delinquencies and amount of loans charged-off; the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required in future periods; costs or difficulties related to the integration of the banks we acquired or may acquire may be greater than expected; our ability to achieve the estimated synergies from the NewBridge Acquisition and once integrated, the effects of such business combination on our future financial condition, operating results, strategy and plans; our ability to integrate NewBridge on our schedule and budget; results of examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses or write down assets; the amount of our loan portfolio collateralized by real estate; our ability to maintain appropriate levels of capital; adverse changes in asset quality and resulting credit risk-related losses and expenses; increased funding costs due to market illiquidity, competition for funding, and increased regulatory requirements with regard to funding; significant increases in competitive pressure in the banking and financial services industries; changes in political conditions or the legislative or regulatory environment, including the effect of future financial reform legislation on the banking industry; general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; our ability to retain our existing customers, including our deposit relationships; changes occurring in business conditions and inflation; changes in monetary and tax policies; ability of borrowers to repay loans; risks associated with a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers or other third parties, including cyber attacks, which could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; changes in accounting principles, policies or guidelines; changes in the assessment of whether a deferred tax valuation allowance is necessary; our reliance on secondary liquidity sources such as Federal Home Loan Bank advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits; loss of consumer confidence and economic disruptions resulting from terrorist activities or military actions; and changes in the securities markets. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this press release speak only as of the date of the press release, and the Company does not assume any obligation to update such forward-looking statements.

CONTACT:
Terry Earley, CFO
Yadkin Financial Corporation
Phone: (919) 659-9015
Email: Terry.Earley@yadkinbank.com

QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

	Three months ended
(Dollars in thousands, except per share data)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Interest income
Loans	$64,345	$47,971	$41,025	$40,300	$40,404
Investment securities	7,231	6,113	5,243	3,957	3,786
Federal funds sold and interest-earning deposits	81	103	54	47	45
Total interest income	71,657	54,187	46,322	44,304	44,235
Interest expense
Deposits	4,433	3,467	2,950	3,097	3,073
Short-term borrowings	1,360	808	489	437	331
Long-term debt	2,375	1,867	1,541	1,465	1,504
Total interest expense	8,168	6,142	4,980	4,999	4,908
Net interest income	63,489	48,045	41,342	39,305	39,327
Provision for loan losses	2,298	1,875	2,714	1,576	994
Net interest income after provision for loan losses	61,191	46,170	38,628	37,729	38,333
Non-interest income
Service charges and fees	5,795	4,212	3,436	3,566	3,495
Government-guaranteed lending	2,680	3,072	3,170	3,009	3,677
Mortgage banking	3,850	1,623	1,571	1,731	1,633
Bank-owned life insurance	733	552	466	470	465
Gain (loss) on sales of available for sale securities	64	130	(85)	—	84
Gain on sale of trust business	417	—	—	—	—
Gain on sale of branches	—	—	88	—	—
Other	2,098	1,765	1,320	2,022	1,446
Total non-interest income	15,637	11,354	9,966	10,798	10,800
Non-interest expense
Salaries and employee benefits	22,939	18,040	15,777	14,528	15,391
Occupancy and equipment	7,315	5,535	4,722	4,641	4,637
Data processing	2,783	2,140	1,931	1,851	1,929
Professional services	1,547	1,108	861	1,196	1,407
FDIC insurance premiums	770	821	674	732	772
Foreclosed asset expenses	137	311	366	277	445
Loan, collection, and repossession expense	1,004	1,133	926	931	850
Merger and conversion costs	6,531	10,335	803	104	(25)
Restructuring charges	25	21	282	50	2,294
Amortization of other intangible assets	1,671	1,053	745	761	777
Other	5,483	4,307	3,477	3,777	3,839
Total non-interest expense	50,205	44,804	30,564	28,848	32,316
Income before income taxes	26,623	12,720	18,030	19,679	16,817
Income tax expense	9,219	4,920	6,182	7,891	6,076
Net income	17,404	7,800	11,848	11,788	10,741
Dividends on preferred stock	—	—	—	—	183
Net income available to common shareholders	$17,404	$7,800	$11,848	$11,788	$10,558

NET INCOME PER COMMON SHARE
Basic	$0.34	$0.20	$0.37	$0.37	$0.33
Diluted	0.34	0.20	0.37	0.37	0.33

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	51,311,504	38,102,926	31,617,993	31,608,909	31,609,021
Diluted	51,490,182	38,194,964	31,815,333	31,686,150	31,610,620

SELECTED PERFORMANCE RATIOS AND FINANCIAL DATA - QUARTERLY

	As of and for the three months ended
(Dollars in thousands, except per share data)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Selected Performance Ratios (Annualized)
Return on average assets	0.94%	0.57%	1.07%	1.08%	1.01%
Net operating return on average assets (Non-GAAP)	1.15	1.09	1.14	1.15	1.14
Return on average shareholders' equity	7.05	4.42	8.38	8.45	7.71
Net operating return on average shareholders' equity (Non-GAAP)	8.59	8.39	8.92	8.98	8.68
Return on average tangible equity (Non-GAAP)	11.89	7.18	12.36	12.57	11.90
Net operating return on average tangible equity (Non-GAAP)	14.35	13.14	13.34	13.13	11.94

Yield on earning assets, tax equivalent	4.45	4.57	4.72	4.83	4.84
Cost of interest-bearing liabilities	0.63	0.64	0.66	0.65	0.63
Net interest margin, tax equivalent	3.94	4.05	4.29	4.19	4.29

Efficiency ratio	63.45	75.43	59.57	57.58	64.47
Operating efficiency ratio (Non-GAAP)	55.50	58.12	57.46	57.27	60.04

Per Common Share
Net income, basic	$0.34	$0.20	$0.37	$0.37	$0.33
Net income, diluted	0.34	0.20	0.37	0.37	0.33
Net operating earnings, basic (Non-GAAP)	0.41	0.39	0.40	0.40	0.38
Net operating earnings, diluted (Non-GAAP)	0.41	0.39	0.40	0.40	0.38
Book value	19.44	19.13	17.73	17.56	17.28
Tangible book value (Non-GAAP)	12.28	11.94	12.51	12.31	12.01
Common shares outstanding	51,577,575	51,480,284	31,726,767	31,711,901	31,712,021

Asset Quality Data and Ratios
Nonperforming loans:
Nonaccrual loans	$39,039	$27,981	$21,194	$27,830	$25,692
Accruing loans past due 90 days or more	10,264	14,992	11,337	9,303	6,800
Nonperforming purchased accounts receivable	7,907	—	—	—	—
Other real estate	23,091	18,435	15,346	11,793	13,547
Total nonperforming assets	$80,301	$61,408	$47,877	$48,926	$46,039
Restructured loans not included in nonperforming assets	$5,663	$5,147	$5,609	$2,564	$2,333
Net charge-offs to average loans (annualized)	0.07%	0.15%	0.25%	0.12%	0.12%
Allowance for loan losses to loans	0.22	0.20	0.32	0.30	0.28
Adjusted allowance for loan losses to loans (Non-GAAP)	1.41	1.50	1.62	1.75	1.88
Nonperforming loans to loans	0.94	0.83	1.06	1.25	1.10
Nonperforming assets to total assets	1.08	0.83	1.07	1.12	1.06

Capital Ratios
Tangible equity to tangible assets (Non-GAAP)	8.94%	8.72%	9.21%	9.30%	9.16%
Yadkin Financial Corporation[1]:
Tier 1 leverage	9.10	12.32	9.42	9.40	9.22
Common equity Tier 1	10.06	9.87	10.55	10.5	10.43
Tier 1 risk-based capital	10.43	10.24	10.59	10.55	10.43
Total risk-based capital	11.57	11.36	11.96	11.98	11.88
Yadkin Bank[1]:
Tier 1 leverage	9.77	13.25	10.34	10.35	10.17
Common equity Tier 1	11.20	10.96	11.64	11.64	11.53
Tier 1 risk-based capital	11.20	10.96	11.64	11.64	11.53
Total risk-based capital	11.45	11.19	11.99	12.04	11.93

[1] Regulatory capital ratios for Q2 2016 are estimates.

YEAR TO DATE RESULTS OF OPERATIONS (UNAUDITED)

	Six months ended June 30,
(Dollars in thousands, except per share data)	2016	2015
Interest income
Loans	$112,316	$80,200
Investment securities	13,344	7,782
Federal funds sold and interest-earning deposits	184	95
Total interest income	125,844	88,077
Interest expense
Deposits	7,980	5,962
Short-term borrowings	2,166	620
Long-term debt	4,244	2,992
Total interest expense	14,390	9,574
Net interest income	111,454	78,503
Provision for loan losses	4,173	1,955
Net interest income after provision for loan losses	107,281	76,548
Non-interest income
Service charges and fees on deposit accounts	10,007	6,748
Government-guaranteed lending	5,752	6,550
Mortgage banking	5,473	2,955
Bank-owned life insurance	1,285	937
Gain on sales of available for sale securities	194	85
Gain on sale of trust business	417	—
Other	3,863	2,364
Total non-interest income	26,991	19,639
Non-interest expense
Salaries and employee benefits	40,979	30,593
Occupancy and equipment	12,850	9,436
Data processing	4,923	3,817
Professional services	2,655	2,499
FDIC insurance premiums	1,591	1,486
Foreclosed asset expenses	448	633
Loan, collection, and repossession expense	2,144	1,786
Merger and conversion costs	16,866	195
Restructuring charges	46	3,201
Amortization of other intangible assets	2,723	1,592
Other	9,704	8,036
Total non-interest expense	94,929	63,274
Income before income taxes	39,343	32,913
Income tax expense	14,140	11,922
Net income	25,203	20,991
Dividends on preferred stock	—	821
Net income available to common shareholders	$25,203	$20,170

NET INCOME PER COMMON SHARE
Basic	$0.56	$0.64
Diluted	0.56	0.64

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	44,707,215	31,607,971
Diluted	44,836,812	31,609,785

QUARTERLY BALANCE SHEETS (UNAUDITED)

	Ending balances
(Dollars in thousands, except per share data)	June 30, 2016	March 31, 2016	December 31, 2015 (1)	September 30, 2015	June 30, 2015
Assets
Cash and due from banks	$70,637	$67,923	$60,783	$54,667	$65,620
Interest-earning deposits with banks	49,744	42,892	50,885	23,088	57,141
Federal funds sold	155	—	250	—	200
Investment securities available for sale	1,038,307	1,103,444	689,132	713,492	649,015
Investment securities held to maturity	38,959	39,071	39,182	39,292	39,402
Loans held for sale	139,513	53,820	47,287	37,962	38,622
Loans	5,268,768	5,208,752	3,076,544	2,979,779	2,955,771
Allowance for loan losses	(11,633)	(10,231)	(9,769)	(9,000)	(8,358)
Net loans	5,257,135	5,198,521	3,066,775	2,970,779	2,947,413
Purchased accounts receivable	9,657	57,175	52,688	69,383	69,933
Federal Home Loan Bank stock	45,284	41,851	24,844	22,932	21,976
Premises and equipment, net	111,245	119,244	73,739	75,530	77,513
Bank-owned life insurance	141,930	141,170	78,863	78,397	77,927
Other real estate	23,091	18,435	15,346	11,793	13,547
Deferred tax asset, net	67,829	79,342	55,607	54,402	62,179
Goodwill	338,180	337,711	152,152	152,152	152,152
Other intangible assets, net	30,745	32,416	13,579	14,324	15,085
Accrued interest receivable and other assets	92,814	87,995	53,032	44,033	39,327
Total assets	$7,455,225	$7,421,010	$4,474,144	$4,362,226	$4,327,052

Liabilities
Deposits:
Non-interest demand	$1,156,507	$1,151,128	$744,053	$730,928	$697,653
Interest-bearing demand	1,119,970	1,158,417	523,719	484,187	475,597
Money market and savings	1,620,217	1,576,974	1,024,617	1,001,739	991,982
Time	1,441,892	1,463,193	1,017,908	1,030,915	1,077,862
Total deposits	5,338,586	5,349,712	3,310,297	3,247,769	3,243,094
Short-term borrowings	811,383	761,243	375,500	395,500	355,500
Long-term debt	229,012	198,320	194,967	129,859	147,265
Accrued interest payable and other liabilities	73,706	127,093	30,831	32,301	33,077
Total liabilities	6,452,687	6,436,368	3,911,595	3,805,429	3,778,936

Shareholders' equity
Common stock	51,578	51,480	31,727	31,712	31,712
Common stock warrant	717	717	717	717	717
Additional paid-in capital	905,727	904,711	492,828	492,387	492,151
Retained earnings	45,895	33,621	44,794	36,109	27,481
Accumulated other comprehensive loss	(1,379)	(5,887)	(7,517)	(4,128)	(3,945)
Total shareholders' equity	1,002,538	984,642	562,549	556,797	548,116
Total liabilities and shareholders' equity	$7,455,225	$7,421,010	$4,474,144	$4,362,226	$4,327,052

(1) Derived from audited financial statements as of December 31, 2015.

QUARTERLY NET INTEREST MARGIN ANALYSIS

	Three months ended June 30, 2016			Three months ended March 31, 2016			Three months ended June 30, 2015
(Dollars in thousands)	Average Balance	Interest(1)	Yield/Cost(1)	Average Balance	Interest(1)	Yield/Cost(1)	Average Balance	Interest(1)	Yield/Cost(1)

Assets
Loans(2)	$5,322,521	$64,478	4.87%	$3,843,108	$48,065	5.03%	$2,966,953	$40,468	5.47%
Investment securities(3)	1,150,664	7,684	2.69	905,582	6,460	2.87	685,796	4,024	2.35
Federal funds and other	59,357	81	0.55	63,660	103	0.65	49,407	45	0.37
Total interest-earning assets	6,532,542	72,243	4.45%	4,812,350	54,628	4.57%	3,702,156	44,537	4.83%
Goodwill	337,485			216,758			152,152
Other intangibles, net	31,797			20,032			15,570
Other non-interest-earning assets	514,206			437,297			401,690
Total assets	$7,416,030			$5,486,437			$4,271,568

Liabilities and Equity
Interest-bearing demand	$1,141,173	$536	0.19%	$741,589	$303	0.16%	$475,546	$158	0.13%
Money market and savings	1,582,191	1,115	0.28	1,202,797	776	0.26	997,732	718	0.29
Time	1,448,912	2,782	0.77	1,196,072	2,387	0.80	1,078,460	2,197	0.82
Total interest-bearing deposits	4,172,276	4,433	0.43	3,140,458	3,466	0.44	2,551,738	3,073	0.48
Short-term borrowings	758,180	1,360	0.72	475,267	808	0.68	320,694	331	0.41
Long-term debt	280,520	2,375	3.41	252,442	1,867	2.97	136,377	1,504	4.42
Total interest-bearing liabilities	5,210,976	8,168	0.63%	3,868,167	6,141	0.64%	3,008,809	4,908	0.65%
Non-interest-bearing deposits	1,147,659			864,192			676,858
Other liabilities	64,282			43,786			27,090
Total liabilities	6,422,917			4,776,145			3,712,757
Shareholders’ equity	993,113			710,292			558,811
Total liabilities and shareholders’ equity	$7,416,030			$5,486,437			$4,271,568

Net interest income, taxable equivalent		$64,075			$48,487			$39,629
Interest rate spread			3.82%			3.93%			4.18%
Tax equivalent net interest margin			3.94%			4.05%			4.29%

Percentage of average interest-earning assets to average interest-bearing liabilities			125.36%			124.41%			123.04%

(1) Interest amounts and yields are stated on a taxable-equivalent basis assuming a federal income tax rate of 35 percent.
(2) Loans include loans held for sale and non-accrual loans.
(3) Investment securities include investments in FHLB stock.

APPENDIX - RECONCILIATION OF NON-GAAP MEASURES - QUARTERLY

	As of and for the three months ended
(Dollars in thousands, except per share data)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Operating Earnings
Net income	$17,404	$7,800	$11,848	$11,788	$10,741
Securities (gains) losses	(64)	(130)	85	—	(84)
Gain on sale of trust business	(417)	—	—	—	—
Gain on sale of branches	—	—	(88)	—	—
Merger and conversion costs	6,531	10,335	803	104	(25)
Restructuring charges	25	21	282	50	2,294
Income tax effect of adjustments	(2,269)	(3,217)	(311)	(59)	(836)
DTA revaluation from reduction in state income tax rates, net of federal benefit	—	—	—	651	—
Net operating earnings (Non-GAAP)	21,210	14,809	12,619	12,534	12,090
Dividends on preferred stock	—	—	—	—	183
Net operating earnings available to common shareholders (Non-GAAP)	$21,210	$14,809	$12,619	$12,534	$11,907
Net operating earnings per common share:
Basic (Non-GAAP)	$0.41	$0.39	$0.40	$0.40	$0.38
Diluted (Non-GAAP)	0.41	0.39	0.40	0.40	0.38

Pre-Tax, Pre-Provision Operating Earnings
Net income	$17,404	$7,800	$11,848	$11,788	$10,741
Provision for loan losses	2,298	1,875	2,714	1,576	994
Income tax expense	9,219	4,920	6,182	7,891	6,076
Pre-tax, pre-provision income	28,921	14,595	20,744	21,255	17,811
Securities (gains) losses	(64)	(130)	85	—	(84)
Gain on sale of trust business	(417)	—	—	—	—
Gain on sale of branches	—	—	(88)	—	—
Merger and conversion costs	6,531	10,335	803	104	(25)
Restructuring charges	25	21	282	50	2,294
Pre-tax, pre-provision operating earnings (Non-GAAP)	$34,996	$24,821	$21,826	$21,409	$19,996

Operating Non-Interest Income
Non-interest income	$15,637	$11,354	$9,966	$10,798	$10,800
Securities (gains) losses	(64)	(130)	85	—	(84)
Gain on sale of trust business	(417)	—	—	—	—
Gain on sale of branches	—	—	(88)	—	—
Operating non-interest income (Non-GAAP)	$15,156	$11,224	$9,963	$10,798	$10,716

Operating Non-Interest Expense
Non-interest expense	$50,205	$44,804	$30,564	$28,848	$32,316
Merger and conversion costs	(6,531)	(10,335)	(803)	(104)	25
Restructuring charges	(25)	(21)	(282)	(50)	(2,294)
Operating non-interest expense (Non-GAAP)	$43,649	$34,448	$29,479	$28,694	$30,047

Operating Efficiency Ratio
Efficiency ratio	63.45%	75.43%	59.57%	57.58%	64.47%
Adjustment for securities gains (losses)	0.05	0.16	(0.10)	—	0.11
Adjustment for gain on sale of trust business	0.34	—	—	—	—
Adjustment for gain on sale of branches	—	—	0.10	—	—
Adjustment for merger and conversion costs	(8.31)	(17.43)	(1.56)	(0.21)	0.04
Adjustment for restructuring costs	(0.03)	(0.04)	(0.55)	(0.10)	(4.58)
Operating efficiency ratio (Non-GAAP)	55.50%	58.12%	57.46%	57.27%	60.04%

	As of and for the three months ended
(Dollars in thousands, except per share data)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Taxable-Equivalent Net Interest Income
Net interest income	$63,489	$48,045	$41,342	$39,305	$39,327
Taxable-equivalent adjustment	586	442	325	314	302
Taxable-equivalent net interest income (Non-GAAP)	$64,075	$48,487	$41,667	$39,619	$39,629

Core Net Interest Income and Net Interest Margin (Annualized)
Taxable-equivalent net interest income (Non-GAAP)	$64,075	$48,487	$41,667	$39,619	$39,629
Acquisition accounting amortization / accretion adjustments related to:
Loans	(4,781)	(3,565)	(2,970)	(3,404)	(4,035)
Deposits	(471)	(553)	(522)	(713)	(863)
Borrowings and debt	60	119	170	155	132
Income from issuer call of debt security	—	(165)	(742)	—	—
Core net interest income (Non-GAAP)	$58,883	$44,323	$37,603	$35,657	$34,863

Divided by: average interest-earning assets	$6,532,542	$4,812,350	$3,851,009	$3,750,223	$3,702,156
Taxable-equivalent net interest margin (Non-GAAP)	3.94%	4.05%	4.29%	4.19%	4.29%
Core taxable-equivalent net interest margin (Non-GAAP)	3.63%	3.70%	3.87%	3.77%	3.78%

Adjusted Allowance for Loan Losses
Allowance for loan losses	$11,633	$10,231	$9,769	$9,000	$8,358
Net acquisition accounting fair value discounts to loans	62,745	68,063	40,188	43,095	47,160
Adjusted allowance for loan losses (Non-GAAP)	$74,378	$78,294	$49,957	$52,095	$55,518

Divided by: total loans	$5,268,768	$5,208,752	$3,076,544	$2,979,779	$2,955,771
Adjusted allowance for loan losses to loans (Non-GAAP)	1.41%	1.50%	1.62%	1.75%	1.88%

Tangible Equity to Tangible Assets
Shareholders' equity	$1,002,538	$984,642	$562,549	$556,797	$548,116
Less goodwill and other intangible assets	368,925	370,127	165,731	166,476	167,237
Tangible equity (Non-GAAP)	$633,613	$614,515	$396,818	$390,321	$380,879

Total assets	$7,455,225	$7,421,010	$4,474,144	$4,362,226	$4,327,052
Less goodwill and other intangible assets	368,925	370,127	165,731	166,476	167,237
Tangible assets	$7,086,300	$7,050,883	$4,308,413	$4,195,750	$4,159,815

Tangible equity to tangible assets (Non-GAAP)	8.94%	8.72%	9.21%	9.30%	9.16%

Tangible Book Value per Share
Tangible equity (Non-GAAP)	$633,613	$614,515	$396,818	$390,321	$380,879
Divided by: common shares outstanding	51,577,575	51,480,284	31,726,767	31,711,901	31,712,021
Tangible book value per common share (Non-GAAP)	$12.28	$11.94	$12.51	$12.31	$12.01

APPENDIX - RECONCILIATION OF NON-GAAP MEASURES-YEAR TO DATE

	Six months ended June 30,
(Dollars in thousands, except per share data)	2016	2015

Operating Earnings
Net income	$25,203	$20,991
Securities gains	(194)	(85)
Gain on sale of trust business	(417)	—
Merger and conversion costs	16,866	195
Restructuring charges	46	3,201
Income tax effect of adjustments	(5,486)	(1,267)
Net operating earnings (Non-GAAP)	36,018	23,035
Dividends on preferred stock	—	821
Net operating earnings available to common shareholders (Non-GAAP)	$36,018	$22,214
Net operating earnings per common share:
Basic (Non-GAAP)	$0.81	$0.70
Diluted (Non-GAAP)	0.80	0.70

Pre-Tax, Pre-Provision Operating Earnings
Net income	$25,203	$20,991
Provision for loan losses	4,173	1,955
Income tax expense	14,140	11,922
Pre-tax, pre-provision income	43,516	34,868
Securities gains	(194)	(85)
Gain on sale of trust business	(417)	—
Merger and conversion costs	16,866	195
Restructuring charges	46	3,201
Pre-tax, pre-provision operating earnings (Non-GAAP)	$59,817	$38,179

Operating Non-Interest Income
Non-interest income	$26,991	$19,639
Securities gains	(194)	(85)
Gain on sale of trust business	(417)	—
Operating non-interest income (Non-GAAP)	$26,380	$19,554

Operating Non-Interest Expense
Non-interest expense	$94,929	$63,274
Merger and conversion costs	(16,866)	(195)
Restructuring charges	(46)	(3,201)
Operating non-interest expense (Non-GAAP)	$78,017	$59,878

Operating Efficiency Ratio
Efficiency ratio	68.57%	64.47%
Adjustment for securities gains	0.09	0.06
Adjustment for gain on sale of trust business	0.21	—
Adjustment for merger and conversion costs	(12.23)	(0.21)
Adjustment for restructuring costs	(0.04)	(3.26)
Operating efficiency ratio (Non-GAAP)	56.60%	61.06%